Exhibit 10.2

March 1, 2021

Maui Acquisition Corp.
Safariland, LLC
Safariland Global Sourcing, LLC
Horsepower, LLC
Med-Eng, LLC
Sencan Holdings, LLC
Atlantic Tactical, Inc.
Lawmen’s Distribution, LLC
Safariland Distribution, LLC
United Uniform Distribution, LLC
Defense Technology, LLC
GH Armor Systems Inc.
Med-Eng Holdings ULC
Pacific Safety Products Inc.

13386 International Parkway
Jacksonville, Florida 32218
Attn: Blaine Browers and Chad Appleby

Re:               First Amendment to Term Loan and Security Agreement (this “Amendment”)

Ladies and Gentlemen:

We refer to that certain Term Loan and Security Agreement dated as of November 17, 2020 by and among MAUI ACQUISITION CORP., a Delaware corporation (“Holdings”), SAFARILAND, LLC, a Delaware limited liability company (“Safariland”), SAFARILAND GLOBAL SOURCING, LLC, a Delaware limited liability company (“Global Sourcing”), HORSEPOWER, LLC, a Delaware limited liability company (“Horsepower”), MED- ENG, LLC, a Delaware limited liability company (“Med-Eng”), SENCAN HOLDINGS, LLC, a Delaware limited liability company (“Sencan Holdings”), ATLANTIC TACTICAL, INC., a Pennsylvania corporation (“ATI” and, together with Holdings, Safariland, Global Sourcing, Horsepower, Med-Eng and Sencan Holdings, collectively, “US Borrowers”), MED-ENG HOLDINGS ULC, a British Columbia unlimited liability company (“Med- Eng Holdings”), PACIFIC SAFETY PRODUCTS INC., a Canadian corporation (“PSP” and, together with Med-Eng Holdings, collectively, “Canadian Borrowers”), the other Obligors party thereto, the Lenders (as defined therein) from time to time party thereto and GUGGENHEIM CREDIT SERVICES, LLC, as agent for the Lenders (the “Original Loan Agreement”), as at any time further amended, restated, supplemented or otherwise modified, the “Loan Agreement”). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms under the Loan Agreement.

Subject to the terms and conditions set forth herein, Agent and Required Lenders are willing to enter into this Amendment.

The parties also desire to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, and for good and valuable consideration, the receipt of which is hereby acknowledged, Required Lenders, Agent, and Obligors hereby agree as follows.

1.                   Amendments to Loan Agreement. Upon satisfaction of the conditions precedent set forth in Section 2 of this Amendment, in form and substance satisfactory to Agent, unless satisfaction thereof is specifically waived in writing by Agent, the Loan Agreement shall be amended as follows:

(a)                By adding the following new definitions of “First Amendment Date” and “Qualified LTIP Accrual Amounts” to Section 1.1 of the Loan Agreement in proper alphabetical order:

First Amendment Date: March 1, 2021.

Qualified LTIP Accrual Amounts: Any accrued compensation expense (to the extent such expense is deducted in the calculation of net income) under a Long Term Incentive Plan of any of the Obligors or Subsidiaries when (i) no Default or Event of Default is existing immediately before giving effect to such accrual or will result immediately after giving effect to such accrual, (ii) Borrowers provide Agent evidence that after giving effect to the consummation of such accrual, Borrowers and their Subsidiaries on a consolidated basis shall maintain a Fixed Charge Coverage Ratio of at least 1.1 to 1.0, as measured on the Compliance Certificate (in respect of the quarter in which such accrual was made) provided on the next date Obligors have delivered the financial statements required under Section 10.1.2(a) or (b), as the case may be, for the twelve fiscal month period then ended, (iii) immediately after giving effect to such accrual, the Leverage Ratio of the Obligors, on a consolidated basis, is less than or equal to 5.00 to 1.00, as measured on the Compliance Certificate (in respect of the quarter in which such accrual was made) provided on the next date Obligors have delivered the financial statements required under Section 10.1.2(a) or (b), as the case may be, for the twelve fiscal month period then ended, and (iv) each Obligor and each Guarantor shall be Solvent immediately before and immediately after giving effect to such accrual.

(b)                By amending and restating clause (g) in the definition of EBITDA as follows:

(g) (I) non- cash compensation to officers, directors and employees paid in the form of Equity Interests to the extent permitted by Section 10.2.17 and (II) cash compensation consisting of Qualified LTIP Accrual Amounts to officers, directors and employees up to a maximum in respect of each Fiscal Year of the Company equal to (x) the greater of (A) $2,000,000 or (B) 5% of EBITDA for the four Fiscal Quarter period most recently ended as of such date of determination less (y) the aggregate amount of Permitted Distributions made under clause (d) of the definition thereof during such period,

(c)                By amending and restating the following definition of “New Foreign Holdcos” in Section 1.1 of the Loan Agreement:

New Foreign Holdcos: one or more Non-Obligor Subsidiaries that are organized under the laws of the Netherlands (or such other jurisdiction of formation reasonably acceptable to the Required Lenders) or, subject to Section 7.6(c), under the laws of Hong Kong and in each case formed after the Closing Date.

(d)                By amending and restating clause (d) of the definition of “Permitted Distributions” in Section 1.1 of the Loan Agreement as follows:

(d) following December 31, 2020, Distributions on account of redemptions of Equity Interests of Holdings held by employees, officers, or directors of Holdings (or any spouses, ex-spouses, estates or Affiliates of any of the foregoing); provided, that the aggregate amount of such redemptions made by Holdings in respect of each Fiscal Year prior to the Maturity Date shall not exceed (x) the greater of (i) $2,000,000 or (ii) 5% of EBITDA for the four Fiscal Quarter period most recently ended as of such date of determination in respect of which financial statements have been (or were required to be) delivered pursuant to Section 10.1.2(a) or (b), as applicable less (y) the aggregate amount of cash compensation consisting of Qualified LTIP Accrual Amounts added to EBITDA pursuant to clause (g)(II) thereof in respect of such period; provided, further, that Distributions under this clause (d) shall be subject to the satisfaction of the following conditions: (i) no Default or Event of Default has occurred or would result from such Distribution, (ii) Average Availability for the 60 day period immediately preceding such Distribution calculated on a pro forma basis assuming such Distribution occurred on the first day of such period (including any Revolving Loans made under the Revolving Loan Agreement to finance such Distribution) shall be greater than or equal to the greater of (A) 25% of the aggregate Commitments (as defined in the Revolving Loan Agreement) and (B) $11,500,000, (iii) Availability, on the date of such Distribution, immediately after giving effect to the consummation of such Distribution (including any Revolving Loans made under the Revolving Loan Agreement to finance such Distribution) shall be greater than or equal to the greater of (A) 25% of the aggregate Commitments (as defined in the Revolving Loan Agreement) and (B) $11,500,000, (iv) Borrowers provide Agent evidence that after giving effect to the consummation of such Distribution, Borrowers and their Subsidiaries on a consolidated basis shall maintain a Fixed Charge Coverage Ratio of at least 1.1 to 1.0 on a pro forma basis, measured as of the most recently ended fiscal month for which Obligors have delivered the financial statements required under Section 10.1.2(a) or (b), as the case may be, for the twelve fiscal month period then ended, (v) after giving effect to the consummation of such Distribution, the Leverage Ratio of the Obligors, on a consolidated basis, is less than or equal to 5.00 to 1.00; provided, that such financial covenant shall be measured as of the most recently ended fiscal month for which Obligors have delivered the financial statements required under Section 10.1.2(a) or (b), as the case may be, for the twelve fiscal month period then ended, and (vi) each Obligor and each Guarantor shall be Solvent before and after giving effect to such Distribution.

(e)                By adding the following new clause (y) to Section 6 of the Loan Agreement:

(y)       to the extent any proceeds of such Delayed Draw US Loan shall be used to finance the acquisition of any Person organized or incorporated under (or any Person that owns any material assets located in, or any material Subsidiaries organized or incorporated under) the laws of any jurisdiction other than the United States or any State thereof or which is unable to become a US Obligor, the Agent shall have consented in writing to such use of proceeds.

(f)                 By adding the following new clause (c) to Section 7.6 of the Loan Agreement:

(c) To the extent that in any period for which a Compliance Certificate is delivered to Agent hereunder the consolidated EBITDA of all New Foreign Holdcos formed under the laws of Hong Kong and their Subsidiaries that do not guaranty any of the Obligations is greater than 20% of the consolidated EBITDA of Holdings and all of its Subsidiaries, at Agent’s election at any time after the delivery of such Compliance Certificate and notice thereof to the Borrower Agent, the Obligors shall (i) redomicile such New Foreign Holdcos in a jurisdiction reasonably satisfactory to Agent (other than Hong Kong) or otherwise enter into one or more Permitted Foreign Restructuring Transactions consented to by Agent, and (ii) execute and deliver to Agent a pledge, in form and substance reasonably satisfactory to Agent, of 100% of the outstanding Equity Interests of such New Foreign Holdcos, as applicable, and, in connection therewith, any other Subsidiary replacing such New Foreign Holdcos as a direct Subsidiary of a US Obligor, 100% of the outstanding Equity Interests of such Subsidiary) to secure the US Direct Obligations, in each case within 90 days of the notice of such election (or such later date as the Agent may consent to in writing in its discretion); provided, that, in connection with foregoing, Obligors shall (1) deliver to Agent any certificates representing such Equity Interests, together with undated stock or other applicable transfer powers, executed in blank by a duly authorized officer of the applicable pledging Obligor, (2) if requested by Agent in its discretion, deliver to Agent legal opinions relating to the matters described in this provision, which opinions shall be in form and substance substantially similar to the legal opinions delivered pursuant to Section 6.1(f) and otherwise in form and substance, and from counsel, reasonably satisfactory to Agent, and (3) take such other action as the Agent in good faith deems necessary or appropriate to perfect Agent’s security interest in such Equity Interests.

(g)                By amending and restating Section 11.1(p) of the Loan Agreement as follows:

(p)       From and after May 31, 2021, Horsepower shall hold or acquire Property which is located outside of the United States having a fair market or book value (whichever is more) in excess of $250,000 other than (i) Equity Interests which are required to be pledged as Collateral or collaterally assigned to Agent as security for the Obligations pursuant to this Agreement; and (ii) Property of the type described in clause (d) of the definition of Excluded Collateral.

(h)                By amending and restating Exhibit C to the Loan Agreement in the form attached hereto as Exhibit A.

2.                   Conditions Precedent. The effectiveness of Section 1 of this Amendment as of the Effective Date shall be subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Agent (as determined by Agent in its sole discretion):

(i)                 Agent shall have received an original signed counterpart to this Amendment from the Required Lenders and each Obligor;

(ii)               After giving effect to this Amendment, the representations and warranties contained herein, in the Loan Agreement, and in the other Loan Documents, in each case shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects and other than those representations and warranties that are expressly made as of an earlier specified date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier specified date);

(iii)             No Default or Event of Default shall have occurred and be continuing as of the First Amendment Date, nor shall either result from the consummation of the transactions contemplated herein;

(iv)              Agent shall have received such other documents, instruments and agreements as shall be requested by the Required Lenders in their reasonable discretion; and

(v)                Obligors shall have paid all fees and expenses due and owing as of the First Amendment Date to Paul Hastings LLP as counsel to the Lenders.

3.                   Expense Reimbursement. Obligors agree to pay, on demand, all costs and expenses incurred by Agent and Lenders in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent and Lender’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby. The Agent is hereby directed by the Required Lenders to execute this Amendment and in executing this Amendment, the Agent shall be entitled to the rights, protections and benefits of the Agent as set forth in the Loan Documents. The Agent assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Obligors and the Agent shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto.

4.                   Agent Authorization. By executing this Amendment, the Required Lenders hereby authorize Agent to execute this Amendment and any and all other documents, releases, agreements, letters or further documents related hereto.

5.                   Release. (a) On the First Amendment Date, in consideration of the Lenders’ and the Agent’s agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor, on behalf of itself and its successors and assigns, subsidiaries, divisions, and predecessors (each Obligor and all such other persons being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”), hereby absolutely, unconditionally, and irrevocably releases, remises, and forever discharges the Agent, each Lender (in its capacity as such), and each of their respective successors and assigns, and their respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives, and other representatives (Agent, Lenders, and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from any and all demands, actions, causes of action, suits, damages, and any and all other claims, counterclaims, defenses, rights of set off, demands, and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have, or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause, or thing whatsoever which arises at any time on or prior to the date of this Amendment for or on account of, in relation to, or in any way in connection with this Amendment, the Loan Agreement, any of the other Loan Documents, or any of the transactions hereunder or thereunder.

(a)                Each Obligor understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release.

(b)                Each Obligor agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute, and unconditional nature of the release set forth above.

(c)                On and after the First Amendment Date, each Obligor hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Releasee on the basis of any Claim released, remised, and discharged by any Borrower pursuant to Section 5(a) above. If any Obligor violates the foregoing covenant, the Borrowers, for themselves and their successors and assigns, their subsidiaries, divisions, and predecessors agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by any Releasee as a result of such violation.

6.                   Representations and Warranties. Each Obligor represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that no Default or Event of Default exists immediately prior to or immediately after giving effect to this Amendment; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate or limited liability company action on the part of Obligors and this Amendment has been duly executed and delivered by Obligors; and all of the representations and warranties made by Obligors in the Loan Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on such earlier date.

7.                   Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

8.                   Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default in accordance with the terms and conditions set forth in Section 11.1 of the Loan Agreement.

9.                   Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

10.                Ratification and Reaffirmation; No Novation, etc. Each Obligor hereby ratifies and reaffirms the Obligations, the Loan Agreement and each of the other Loan Documents and all of such Obligor’s covenants, duties, indebtedness and liabilities under the Loan Agreement and the other Loan Documents. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

11.               Miscellaneous. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any manually executed signature page to this Amendment delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks). This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

[Signature Pages Follow]

Very truly yours,

AGENT:

GUGGENHEIM CREDIT SERVICES, LLC

By:	/s/ JOHN F. MULREANEY
Name:	John F. Mulreaney
Title:	Attorney-in-Fact

[Signature Page to First Amendment to Term Loan and Security Agreement]

US BORROWERS:

MAUI ACQUISITION CORP.

SAFARILAND, LLC

SAFARILAND GLOBAL SOURCING, LLC

HORSEPOWER, LLC

MED-ENG, LLC

SENCAN HOLDINGS, LLC

ATLANTIC TACTICAL, INC.

By:	/s/ BLAINE BROWERS
Name:	Blaine Browers
Title:	Chief Financial Officer

CANADIAN BORROWERS:

MED-ENG HOLDINGS ULC
PACIFIC SAFETY PRODUCTS INC.

By:	/s/ BLAINE BROWERS
Name:	Blaine Browers
Title:	Chief Financial Officer

US GUARANTORS:

Defense Technology, LLC
LAWMEN'S DISTRIBUTION, LLC,
SAFARILAND DISTRIBUTION, LLC,
UNITED UNIFORM DISTRIBUTION, LLC,
GH ARMOR SYSTEMS INC.

By:	/s/ BLAINE BROWERS
Name:	Blaine Browers
Title:	Chief Financial Officer

[Signature Page to First Amendment to Term Loan and Security Agreement]

REQUIRED LENDERS:

GUGGENHEIM MM CLO 2018-1, LTD.
By: Guggenheim Partners Investment Management, LLC as Collateral Manager

GUGGENHEIM MM CLO 2019-2, LTD.
By: Guggenheim Partners Investment Management, LLC as Collateral Manager

HOBSON CAPITAL, LLC
By: Guggenheim Partners Investment Management, LLC as Collateral Manager

By:	/s/ KEVIN M. ROBINSON
Name: Kevin M. Robinson
Title: Attorney-in-Fact

PRIVATE DEBT INVESTORS FEEDER, LLC
By: Guggenheim Corporate Funding, LLC, as Manager

By:	/s/ KEVIN M. ROBINSON
Name: Kevin M. Robinson
Title: Attorney-in-Fact

[Signature Page to First Amendment to Term Loan and Security Agreement]